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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2003

Eagle Food Centers, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-17871

DELAWARE (State or other jurisdiction of incorporation or organization)	36-3548019 (I.R.S. Employer Identification No.)
RT. 67 & KNOXVILLE RD., MILAN, ILLINOIS Address of principal executive offices)	61264 (Zip Code)

Registrant's telephone number, including area code: (309) 787-7700

        Eagle Food Center, Inc., (NASDAQ: EGLE) announces that Mr. Randall McMurray has been appointed as Acting Chief Financial Officer and Mr. Herbert Fickel, Vice President, Treasurer, has assumed additional responsibilities in the areas of audit and compliance following the departure of Chief Financial Officer, Mr. Patric Plumley, on January 24, 2003. Mr. Plumley is leaving Eagle to pursue other interests.

        Eagle Food Centers, Inc., (Nasdaq: EGLE) announced that it has received an extension on the Limited Waiver Agreement ("Waiver") with Congress Financial Corporation (Central) ("Congress") until March 8, 2003. The Waiver with Congress was signed to prevent a default, or potential default, under the adjusted net worth covenant in the Second Amended and Restated Loan Agreement dated August 24, 2001 ("Revolver").

Item 7. Financial Statements, Proforma Financial Information and Exhibits

(c)    Exhibits:

          99.1    Eagle Food Centers, Inc. Press Release, dated January 29, 2003.

          10.2    Eagle Food Centers, Inc. Press Release, dated January 30, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE FOOD CENTERS, INC. (Registrant)
By:	/s/ ROBERT J. KELLY Robert J. Kelly President, Chief Executive Officer	January 31, 2003 Date

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  Item 7. Financial Statements, Proforma Financial Information and Exhibits